UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019

Joway Health Industries Group Inc.

(Exact name of registrant specified in charter)

Nevada	333-108715	98-0221494
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 19, Baowang Road, Baodi Economic Development Zone,

Tianjin, PRC 301800

(Address of principal executive offices)  (Zip Code)

+(86) 22-22533666

Issuer’s Telephone Number

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	GTVI	OTCQB marketplace of OTC Markets Inc.

Item 7.01. Regulation FD Disclosure.

On August 21, 2019, the Company issued a press release concerning the above matter. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events.

On August 16, 2019, Joway Health Industries Group Inc. (the “Company”) received an inquiry from the OTC Markets concerning the recent publication of certain promotional statements and the resultant rise in the price of the Company’s common stock as traded on the OTCQB.

The Company and its management have no knowledge of why these promotional activities occurred, do not endorse such activities, and believe that certain of the statements contained in the promotional activity were inaccurate. See attached press release for additional details.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

99.1	Press Release

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joway Health Industries Group Inc.

By:	/s/ Jinghe Zhang
Name:	Jinghe Zhang
Title:	Chief Executive Officer
Dated:	August 21, 2019

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